CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of:
(i)	our reports dated December 21, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 annual reports to shareholders of Invesco Select Companies Fund (formerly known as Invesco Small Companies Fund), Invesco China Fund, Invesco Endeavor Fund, Invesco Global Health Care Fund, Invesco Emerging Markets Equity Fund, Invesco Developing Markets Fund and Invesco Pacific Growth Fund, and

(ii)	our reports dated December 26, 2012 relating to the financial statements and financial highlights which appear in the October 31, 2012 annual reports to shareholders of Invesco International Total Return Fund, Invesco Premium Income Fund, Invesco Emerging Markets Local Currency Debt Fund, Invesco Balanced-Risk Allocation Fund, Invesco Balanced-Risk Commodity Strategy Fund and Invesco Global Markets Strategy Fund,
the thirteen funds constituting AIM Investment Funds (Invesco Investment Funds), which annual reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2013